UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices and zip code)

(800) 674-3612

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

January Convertible Note

As previously disclosed, on January 3, 2023, Crown Electrokinetics Corp. (the “Company”) entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with certain accredited investors as purchasers (the “January Investors”). Pursuant to the January Purchase Agreement, the Company sold, and the January Investors purchased, $1.2 million in principal amount of senior secured notes (the “January Notes”) and 2,500,000 warrants (“January Warrants”), each January Warrant entitling the holder to purchase one share of the Company’s common stock.

On May 31, 2023, the lead lender and collateral agent for the January Notes agreed to grant the Company an extension of the maturity date thereof until June 12, 2023 in exchange for the issuance by the Company to the January Investors, on a pro rata basis, of 6,000,000 shares of the Company’s common stock, subject to approval by the Company’s stockholders.

Demand Notes

On May 30, 2023, the Company issued secured demand promissory notes (the “Demand Notes”) to certain investors (the “Demand Holders”) in an aggregate principal amount equal to $140,804. The Demand Notes are due and payable at any time upon demand by a Demand Holder after the earlier of (i) the consummation of the Company’s first securities offering after the issuance of the Demand Notes and (ii) July 16, 2023. The Demand Notes do not bear interest. In connection with the issuance of the Demand Notes, subject to stockholder approval, the Company agreed to issue to the Demand Holders an aggregate of 2,816,083 shares of the Company’s common stock.

May Note

On May 30, 2023, the Company issued a convertible promissory note (the “May Note”) to a certain investor (the “May Holder”) in an aggregate principal amount equal to $150,000. The May Note is due and payable at any time upon demand by the May Holder after the earlier of (i) the consummation of the Company’s first securities offering after the issuance of the May Note and (ii) June 2, 2023. The May Note included a $200,000 Commitment fee and does not bear interest. In connection with the issuance of the May Note, subject to stockholder approval, the Company agreed to issue to the May Holder 4,000 shares of the Company’s Series E Preferred Stock, which is convertible into 4,000,000 shares of the Company’s common stock.

The foregoing descriptions of the Demand Notes and the May Note do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such Demand Note and the May Note, respectively, forms of which are attached hereto as Exhibit 10.1 and 10.2.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of common stock and the issuance of Series E Preferred Stock is incorporated by reference herein in its entirety. The Company issued the common stock and the Series E Preferred Stock in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Demand Note issued by the Company to the Demand Holders.
10.2	Form of May Note issued by the Company to the May Holder.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2023	CROWN ELECTROKINETICS CORP.

	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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